UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 8, 2009
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania	15650-0231
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 539-0231
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index

Item 8.01 Other Events.
Description of Capital Stock
The following description of the capital stock of Kennametal Inc. (“Kennametal,” “we,” “our,” or “us”) updates and supersedes all prior descriptions by Kennametal of its capital stock in its filings with the Securities and Exchange Commission. The following description does not purport to be complete and is qualified in its entirety by reference to Kennametal’s Amended and Restated Articles of Incorporation as amended through October 30, 2006 (the “Restated Articles”) and the Bylaws of Kennametal as amended through May 8, 2007 (the “Bylaws”), which are included as exhibits to this Current Report on Form 8-K, and applicable provisions of the Pennsylvania Business Corporation Law (the “PBCL”).
General
Our authorized capital stock consists 120,000,000 shares of capital stock, par value $1.25 per share (the “Common Stock”), and 5,000,000 shares of Class A Preferred Stock, no par value (the “Preferred Stock”), the rights and preferences of which may be established from time to time by our board of directors (the “Board of Directors “ or “Board”). As of June 30, 2009, 73,233,255 shares of Common Stock were outstanding and were held by approximately 2,425 holders. No shares of Preferred Stock were issued or outstanding as of June 30, 2009.
Common Stock
Each share of our Common Stock is entitled to one vote on all matters requiring a vote of shareholders and, subject to the rights of the holders of any outstanding shares of Preferred Stock, each shareholder is entitled to receive any dividends, in cash, securities or property, as our board may declare. Pennsylvania law prohibits the payment of dividends or the repurchase of our shares if we are insolvent or if we would become insolvent after the dividend or repurchase. In the event of our liquidation, dissolution or winding up, either voluntarily or involuntarily, subject to the rights of the holders of any outstanding shares of Preferred Stock, holders of Common Stock are entitled to share pro-rata in all of our remaining assets available for distribution.
Preferred Stock
Under Pennsylvania law and our Restated Articles, the Board of Directors, without further action by the shareholders, is authorized to designate and issue in series Preferred Stock and to fix as to any series the annual dividend or dividend rate, the relative priority as to dividends, redemption prices, preferences on dissolution, the terms of any sinking fund, voting rights, conversion rights, if any, and any other preferences or special rights and qualifications. The Board of Directors has authorized 500,000 shares of Series One Preferred Stock for use in the Rights Agreement (as defined below). See “Rights Agreement below.”
If we issue Preferred Stock, it may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, shares of Preferred Stock may have class or series voting rights. Issuances of Preferred Stock, while providing the Company with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of Common Stock. We have no present plans to issue any Preferred Stock.
Anti-Takeover Provisions in our Charter and Bylaws
Certain provisions of the Restated Articles and Bylaws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by it. They may also discourage an unsolicited takeover of the Company if the Board of Directors determines that the takeover is not in the best interests of the Company and its shareholders. These provisions could have the effect of discouraging certain attempts to acquire the Company or remove incumbent management even if some or a majority of shareholders deemed such an attempt to be in their best interests.

The provisions in the Restated Articles and Bylaws include: (i) the classification of the Board of Directors into three classes; (ii) a procedure which requires shareholders to nominate directors in advance of a meeting to elect such directors; and (iii) the authority to issue additional shares of Common Stock or Preferred Stock without shareholder approval.
The Restated Articles also include a provision requiring the affirmative vote of the holders of 75% of the outstanding stock of the Company to approve certain mergers or other business combinations or transactions with five percent shareholders; a provision requiring the affirmative vote of the holders of 75% of the outstanding stock of the Company to remove the entire Board of Directors, a class of the Board of Directors, any individual member of the Board of Directors without cause, or to increase the size of the Board of Directors to more than twelve members or decrease the size of the Board of Directors to fewer than eight members; a provision requiring, in the case of repurchases at a premium over market by the Company from certain four percent Shareholders (as defined in the Restated Articles), the affirmative vote of the holders of voting power of an amount of shares equal to the voting power of the four percent shareholder plus a majority of the voting power of the other shares not held by the four percent shareholder; and a provision requiring the affirmative vote of a majority of the outstanding stock of the Company held by disinterested shareholders to approve certain business combinations involving a stockholder who beneficially owns more than 10% of the voting power of the Company, unless certain minimum price, form of consideration and procedural requirements are satisfied or the transaction is approved by a majority of disinterested directors.
Pursuant to the Restated Articles, the Board of Directors is permitted to consider the effects of a change in control on non-shareholder constituencies of the Company, such as its employees, suppliers, creditors, customers and the communities in which it operates. Pursuant to this provision, the Board of Directors may be guided by factors in addition to price and other financial considerations.
The Bylaws provide that any shareholder who desires to present a nomination of person(s) for election to the Board of Directors or a proposal of other business at a shareholders’ meeting (a “Proponent”) must first provide timely written notice to the Secretary of the Company. The Bylaws set forth the deadlines for submitting such advance notice. The advance notice must set forth in reasonable detail (i) as to each person the shareholder proposes to nominate for election to the Board of Directors, information concerning the proposed nominee, including such nominee’s consent to serve as a director of the Company if elected and other specific information called for by the Bylaws, or (ii) as to any other business that the shareholder proposes to bring before the meeting, a description of the substance of the proposal. The advance notice must include all such information regarding the Proponent’s proposal and/or nominee(s) which would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nomination or other proposal been made by the Board of Directors. The advance notice must also include a representation from the Proponent that such person is a shareholder of record of the Company and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice and a description of all arrangements or understandings between the Proponent and any other person or persons (naming such persons) pursuant to which the nomination or other proposal is to be made by the Proponent.
PBCL Anti-Takeover Provisions
The PBCL contains a number of statutory “anti-takeover” provisions, including Subchapters E, F, G and H of Chapter 25 and Sections 2521, 2524 and 2538 of the PBCL, which apply automatically to a Pennsylvania registered corporation (usually a public company) unless the corporation elects to opt-out of those provisions. We are a Pennsylvania registered corporation, and as a result we are subject to the anti takeover provisions described below. Descriptions of the anti takeover provisions are qualified in their entirety by reference to the PBCL.
Subchapter E (relating to control transactions) generally provides that if any person or group acquires 20% or more of the voting power of our Company, the remaining holders of voting shares may demand from such person or group the fair value of their voting shares, including a proportionate amount of any control premium.
Subchapter F (relating to business combinations) generally delays for five years and imposes conditions upon “business combinations” between an “interested shareholder” and our Company. The term “business combination” is defined broadly to include various transactions between a corporation and an interested shareholder including mergers, sales or leases of specified amounts of assets, liquidations, reclassifications and issuances of specified amounts of additional shares of stock of the corporation. An “interested shareholder” is defined generally as the beneficial owner of at least 20% of a corporation’s voting shares.
Section 2521 of the PBCL provides that shareholders are not entitled to call special meetings of the shareholders and our By-laws do not give shareholders any right to call special meetings.
Section 2524 provides that shareholders cannot act by partial written consent unless permitted in the articles of incorporation.
Section 2538 of the PBCL generally establishes certain shareholder approval requirements with respect to specified transactions with “interested shareholders.”
We have elected to opt out of Subchapters G and H of Chapter 25 of the PBCL. Subchapter G would have required a shareholder vote to accord voting rights to control shares acquired by a 20% shareholder in a control-share acquisition. Subchapter H would have required a person or group to disgorge to us any profits received from a sale of our equity securities within 18 months after the person or group acquired, offered to acquire or publicly disclosed an intention to acquire 20% of our voting power or publicly disclosed an intention to acquire control of us.
Rights Agreement
We have adopted a rights plan pursuant to which the Board authorized and we distributed one preferred stock purchase right (each a “right”) for each outstanding share of Common Stock at the close of business on September 5, 2000. The terms of the rights are governed by a Rights Agreement between the Company and BNY Mellon Shareowner Services (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, dated as of November 2, 2000, as amended by the First Amendment to Rights Agreement, dated as of October 6, 2004 (the “Rights Agreement”). The rights, which currently are automatically transferred with the related shares of Common Stock, and may be transferred only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company), entitle the holder to purchase one one-hundredth of a share of Series One Preferred Stock at a price of $120 (subject to certain adjustments). Pursuant to the 2-for-one stock split effected on December 17, 2007, the rights were automatically adjusted such that one-half of a right attached to each post-split share of Common Stock.
Subject to certain restrictions, the rights become exercisable only if a person or group of persons acquires or intends to make a tender offer for 20% or more of our Common Stock. If any person acquires 20% of the Common Stock, each right will entitle the shareholder to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price. If the Company is acquired in a merger or certain other business combinations, each right then will entitle the shareholder to purchase at the exercise price, that number of shares of the acquiring company having a market value at the time of the transaction of two times the exercise price.
The rights will expire on November 2, 2010, and are subject to redemption in certain circumstances by the Company at a redemption price of $0.01 per right.
The description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which has been filed with the Commission as an exhibit in the Company’s Form 8-A filed with the Commission on October 10, 2000 and our Form 8-K filed with the SEC on October 6, 2004 with respect to the rights and incorporated by reference into this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 3.1	Amended and Restated Articles of Incorporation as amended through October 30, 2006 (incorporated by reference to Exhibit 3.1 of the December 31, 2006 Form 10-Q).

Exhibit 3.2	Bylaws of Kennametal Inc. as amended through May 8, 2007 (incorporated by reference to Exhibit 3.1 of the March 31, 2007 Form 10-Q).

Exhibit 4.1	Rights Agreement effective as of November 2, 2000 (incorporated by reference to Exhibit 1 of the October 10, 2000 Form 8-A).

Exhibit 4.2	First Amendment to Rights Agreement, made and entered into as of October 6, 2004, by and between Kennametal Inc. and Mellon Investor Services LLC (now BNY Mellon Shareowner Services) (incorporated by reference to Exhibit 4.1 of the October 6, 2004 Form 8-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
By:	/s/ David W. Greenfield
David W. Greenfield
Vice President, Secretary and General Counsel

Dated: July 8, 2009

Exhibit Index
Exhibit 3.1	Amended and Restated Articles of Incorporation as amended through October 30, 2006 (incorporated by reference to Exhibit 3.1 of the December 31, 2006 Form 10-Q).

Exhibit 3.2	Bylaws of Kennametal Inc. as amended through May 8, 2007 (incorporated by reference to Exhibit 3.1 of the March 31, 2007 Form 10-Q).

Exhibit 4.1	Rights Agreement effective as of November 2, 2000 (incorporated by reference to Exhibit 1 of the October 10, 2000 Form 8-A).

Exhibit 4.2	First Amendment to Rights Agreement, made and entered into as of October 6, 2004, by and between Kennametal Inc. and Mellon Investor Services LLC (now BNY Mellon Shareowner Services) (incorporated by reference to Exhibit 4.1 of the October 6, 2004 Form 8-K).